SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2003

CISCO SYSTEMS, INC.

(Exact name of the Registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-18225	77-0059951

(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706

(Address of principal executive offices)	(Zip Code)

(408) 526-4000

(The Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

     On April 11, 2003, Cisco Systems, Inc. (the “Registrant”) announced that it had completed its acquisition of privately-held Okena, Inc., a Delaware corporation. A copy of the press release issued by the Registrant concerning the foregoing transaction is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

99.1	Press Release of the Registrant, issued on April 11, 2003, announcing that it has completed its acquisition of privately-held Okena, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: April 16, 2003	By:	/s/ DANIEL SCHEINMAN

Daniel Scheinman, Senior Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit
Number	Description of Document

99.1	Press Release of the Registrant, issued on April 11, 2003, announcing that it has completed its acquisition of privately-held Okena, Inc.